UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 17, 2017

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of March 1, 2017, Sarah E. Smith, the current Controller and Chief Accounting Officer of The Goldman Sachs Group, Inc. (the Registrant), a role she has held since 2002, will become Executive Vice President and Global Head of Compliance of the Registrant. Alan M. Cohen, currently Executive Vice President and Global Head of Compliance of the Registrant, will step down from that position at that time and will serve as an advisor to the Executive Office of the Registrant.

(c) Effective as of March 1, 2017, Brian J. Lee, 50, will become the Controller and Chief Accounting Officer of the Registrant. As Controller and Chief Accounting Officer, Mr. Lee will receive an annual salary of $950,000 and will be eligible for annual variable compensation. Previously, Mr. Lee served as deputy controller since 2014. Prior to that Mr. Lee held numerous management roles within the Controllers department. Mr. Lee joined the firm in 1994 in the Controllers department; he became a managing director in 2002 and became a partner in 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: January 20, 2017	By:	/s/ Gregory K. Palm
Name: Gregory K. Palm
Title: Executive Vice President and General Counsel